Exhibit 23.2



                       [YOUNT, HYDE & BARBOUR LETTERHEAD]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the Form S-3 Registration Statement for Eastern Virginia Bankshares, Inc. of our report, dated January 7, 1999, on the consolidated financial statements of Eastern Virginia Bankshares, Inc. for the year ended December 31, 1998, and to the reference to our firm in the "Experts" section of the Form S-3 Registration Statement.



/s/ Yount, Hyde & Barbour, P.C.



Winchester, Virginia
June 3, 1999